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                                                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Electronic Processing, Inc. on Form S-8 (File No. 333-30847) for the registration of 270,000 shares of its common stock and options to acquire common stock, of our reports dated February 12, 1998, on our audits of the consolidated financial statements of Electronic Processing, Inc. as of December 31, 1997 and 1996, and for each of the years then ended, which reports are included in the Company's 1997 Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission.


                                       Baird, Kurtz & Dobson



Kansas City, Missouri
March 23, 1998